TO BE EFFECTIVE MARCH 12, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                           STRONG SCHAFER FUNDS, INC.

                  The undersigned Vice President and Assistant Secretary of Strong Schafer Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to change the name of the Corporation to Strong Balanced Stock Fund, Inc. and to redesignate "Strong Schafer Balanced Fund" as "Strong Balanced Stock Fund":

         Article I is hereby deleted and replaced with the following:

                                   "ARTICLE I

         The name of the corporation (hereinafter, the "Corporation") is:

                        Strong Balanced Stock Fund, Inc."

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                                AUTHORIZED NUMBER OF SHARES

Strong Balanced Stock Fund                                          Indefinite'"


         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on January 26, 2001 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 21st day of February, 2001.

                                  STRONG SCHAFER FUNDS, INC.


                                  By:      /S/ CATHLEEN A. EBACHER
                                         -------------------------------------
                                         Cathleen A. Ebacher, Vice President and
                                         Assistant Secretary

This instrument was drafted by:

Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051